CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276604 on Form S-6 of our report dated March 14, 2024, relating to the financial statement of FT 11301, comprising Dorsey Wright Relative Strength Dividend Portfolio, Series 55, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 14, 2024